                                                                     EXHIBIT 4.4



                         WESTINGHOUSE AIR BRAKE COMPANY

                                   ----------

                                   $75,000,000

                          9-3/8% Senior Notes due 2005


                                   ----------


                                    INDENTURE

                          Dated as of January 12, 1999








                              THE BANK OF NEW YORK,
                                     Trustee


                                    CROSS-REFERENCE TABLE*

Trust Indenture
    Act Section                                                            Indenture Section
    -----------                                                            -----------------
  310(a)(1)............................................................      7.10
     (a)(2)............................................................      7.10
     (a)(3)............................................................      N.A.
     (a)(4)............................................................      N.A.
     (a)(5)............................................................      7.10
     (b)...............................................................      7.8; 7.10; 10.2
     (c)...............................................................      N.A.
  311(a)...............................................................      7.11
     (b)...............................................................      1.3; 7.11
     (c)...............................................................      N.A.
  312(a)...............................................................      2.5
     (b)...............................................................      10.3
     (c)...............................................................      10.3
  313(a)...............................................................      7.6
     (b)(1)............................................................      N.A.
     (b)(2)............................................................      7.6
     (c)...............................................................      7.6; 10.2
     (d)...............................................................      7.6
  314(a)...............................................................      4.4; 4.5; 10.2
     (b)...............................................................      N.A.
     (c)(1)............................................................      10.4
     (c)(2)............................................................      10.4
     (c)(3)............................................................      N.A.
     (d)...............................................................      N.A.
     (e)...............................................................      10.5
     (f)...............................................................      N.A.
  315(a)...............................................................      7.1(2)
     (b)...............................................................      7.5; 10.2
     (c)...............................................................      7.1(1)
     (d)...............................................................      7.1(3)
     (e)...............................................................      6.11
  316(a)(last sentence)................................................      2.9
     (a)(1)(A).........................................................      6.5
     (a)(1)(B).........................................................      6.4

-----------
N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.

     (a)(2)............................................................      N.A.
     (b)...............................................................      6.7
  317(a)(1)............................................................      6.8
     (a)(2)............................................................      6.9
     (b)...............................................................      2.4
  318(a)...............................................................      10.1
     (c)...............................................................      10.1

-----------
N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.

                                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----

                                                    ARTICLE 1
                                          DEFINITIONS AND INCORPORATION
                                                  BY REFERENCE
Section 1.1.               Definitions........................................................................1
Section 1.2.               Other Definitions.................................................................22
Section 1.3.               Incorporation by Reference of Trust Indenture Act.................................22
Section 1.4.               Rules of Construction.............................................................23

                                                    ARTICLE 2
                                                 THE SECURITIES

Section 2.1.               Form and Dating...................................................................24
Section 2.2.               Execution and Authentication......................................................25
Section 2.3.               Registrar and Paying Agent........................................................26
Section 2.4.               Paying Agent to Hold Money in Trust...............................................26
Section 2.5.               Securityholder Lists..............................................................27
Section 2.6.               Transfer and Exchange.............................................................27
Section 2.7.               Replacement Securities............................................................28
Section 2.8.               Outstanding Securities............................................................28
Section 2.9.               Treasury Securities...............................................................28
Section 2.10.              Temporary Securities..............................................................29
Section 2.11.              Cancellation......................................................................29
Section 2.12.              Defaulted Interest................................................................29
Section 2.13.              Persons Deemed Owners.............................................................29
Section 2.14.              CUSIP Numbers.....................................................................30
Section 2.15.              Book-Entry Provisions for Global Securities.......................................30
Section 2.16.              Registration of Transfers and Exchanges...........................................31

                                                    ARTICLE 3
                                                   REDEMPTION

Section 3.1.               Notices to Trustee................................................................36
Section 3.2.               Selection of Securities to Be Redeemed............................................36
Section 3.3.               Notice of Redemption..............................................................37
Section 3.4.               Effect of Notice of Redemption....................................................38
Section 3.5.               Deposit of Redemption Price.......................................................38

                                                                                                            Page
                                                                                                            ----
Section 3.6.               Securities Redeemed in Part.......................................................38
Section 3.7.               Redemption........................................................................39
Section 3.8.               Limitations.......................................................................39

                                                    ARTICLE 4
                                                    COVENANTS

Section 4.1.               Payment of Principal and Interest.................................................39
Section 4.2.               Maintenance of Office or Agency for Notices and Demands...........................39
Section 4.3.               Insurance Matters.................................................................40
Section 4.4.               SEC Reports.......................................................................40
Section 4.5.               Compliance Certificate............................................................40
Section 4.6.               Corporate Existence...............................................................40
Section 4.7.               Payment of Taxes and Other Claims.................................................40
Section 4.8.               Appointments to Fill Vacancies in Trustee's Office................................41
Section 4.9.               Limitation of Indebtedness........................................................41
Section 4.10.              Limitation on Indebtedness and Capital Stock of Restricted Subsidiaries...........42
Section 4.11.              Limitation on Restricted Payments.................................................43
Section 4.12.              Limitation on Restrictions on Distributions from Restricted Subsidiaries..........45
Section 4.13.              Limitation on Sales of Assets.....................................................47
Section 4.14.              Limitation on Affiliate Transactions..............................................49
Section 4.15.              Change of Control.................................................................50
Section 4.16.              Limitation on Liens...............................................................51
Section 4.17.              Limitation on Sale/Leaseback Transactions.........................................52
Section 4.18.              Further Instruments and Acts......................................................52

                                                    ARTICLE 5
                                                SUCCESSOR COMPANY

Section 5.1.               When Company May Merge or Transfer Assets.........................................52
Section 5.2.               Successor Corporation Substituted.................................................53

                                                    ARTICLE 6
                                              DEFAULTS AND REMEDIES

Section 6.1.               Events of Default.................................................................53
Section 6.2.               Acceleration......................................................................56

                                                                                                            Page
                                                                                                            ----
Section 6.3.               Other Remedies....................................................................56
Section 6.4.               Waiver of Past Defaults...........................................................56
Section 6.5.               Control by Majority...............................................................57
Section 6.6.               Limitation on Suits...............................................................57
Section 6.7.               Rights of Holders To Receive Payment..............................................57
Section 6.8.               Collection Suit by Trustee........................................................58
Section 6.9.               Trustee May File Proofs of Claim..................................................58
Section 6.10.              Priorities........................................................................58
Section 6.11.              Undertaking for Costs.............................................................59
Section 6.12.              Waiver of Stay or Extension Laws..................................................59

                                                    ARTICLE 7
                                                     TRUSTEE

Section 7.1.               Duties of Trustee.................................................................59
Section 7.2.               Rights of Trustee.................................................................60
Section 7.3.               Individual Rights of Trustee......................................................61
Section 7.4.               Trustee's Disclaimer..............................................................61
Section 7.5.               Notice of Defaults................................................................61
Section 7.6.               Reports by Trustee to Holders.....................................................62
Section 7.7.               Compensation and Indemnity........................................................62
Section 7.8.               Replacement of Trustee............................................................63
Section 7.9.               Successor Trustee by Merger, etc..................................................64
Section 7.10.              Eligibility; Disqualification.....................................................64
Section 7.11.              Preferential Collection of Claims Against Company.................................64

                                                    ARTICLE 8
                                             DISCHARGE OF INDENTURE

Section 8.1.               Legal Defeasance and Covenant Defeasance of the Securities........................65
Section 8.2.               Termination of Obligations upon Cancellation of the Securities....................67
Section 8.3.               Survival of Certain Obligations...................................................68
Section 8.4.               Acknowledgment of Discharge by Trustee............................................68
Section 8.5.               Application of Trust Assets.......................................................68
Section 8.6.               Repayment to the Company; Unclaimed Money.........................................69
Section 8.7.               Reinstatement.....................................................................69

                                                                                                            Page
                                                                                                            ----
                                                    ARTICLE 9
                                                   AMENDMENTS

Section 9.1.               Without Consent of Holders........................................................69
Section 9.2.               With Consent of Holders...........................................................70
Section 9.3.               Compliance with Trust Indenture Act...............................................72
Section 9.4.               Revocation and Effect of Consents.................................................72
Section 9.5.               Notation on or Exchange of Securities.............................................72
Section 9.6.               Trustee to Sign Amendments, etc...................................................72

                                                   ARTICLE 10
                                                  MISCELLANEOUS

Section 10.1.              Trust Indenture Act Controls......................................................73
Section 10.2.              Notices...........................................................................73
Section 10.3.              Communication by Holders with Other Holders.......................................74
Section 10.4.              Certificate and Opinion as to Conditions Precedent................................75
Section 10.5.              Statements Required in Certificate or Opinion.....................................75
Section 10.6.              Rules by Trustee and Agents.......................................................75
Section 10.7.              No Recourse Against Others........................................................76
Section 10.8.              GOVERNING LAW.....................................................................76
Section 10.9.              No Adverse Interpretation of Other Agreements.....................................76
Section 10.10.             Successors........................................................................76
Section 10.11.             Severability......................................................................76
Section 10.12.             Counterpart Originals.............................................................76
Section 10.13.             Variable Provisions...............................................................77
Section 10.14.             Provisions of Indenture for the Sole Benefit of Parties and Securityholders.......77
Section 10.15.             Table of Contents, Headings, etc..................................................77

SIGNATURES...................................................................................................78

EXHIBIT A                  FORM OF SERIES B1 SECURITY
EXHIBIT B                  FORM OF SERIES B2 SECURITY
EXHIBIT C                  FORM OF LEGEND FOR GLOBAL SECURITIES
EXHIBIT D                  FORM OF TRANSFER CERTIFICATE
EXHIBIT E                  FORM OF TRANSFER CERTIFICATE FOR INSTITUTIONAL ACCREDITED INVESTORS
EXHIBIT F                  FORM OF CERTIFICATE FOR REGULATION S TRANSFERS

                  INDENTURE, dated as of January 12, 1999 between Westinghouse Air Brake Company, a Delaware corporation (the "Company"), and The Bank of New York, as trustee, a New York banking corporation (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9-3/8% Senior Notes due 2005 (the "Securities"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                  Section 1.1. Definitions.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

                  "Adjusted Consolidated Assets" means at any time the total amount of assets of the Company and its consolidated Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all current liabilities of the Company and its consolidated Restricted Subsidiaries (excluding intercompany items), all as set forth on the consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as of the end of the most recent fiscal quarter ended at least 45 days prior to the date of determination.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under Sections 4.13 and 4.14 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Agent" means any Registrar or Paying Agent or authenticating agent or co-registrar.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, other than permitted Sale/Leaseback Transactions, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary and (y) for purposes of
Section 4.13 only, a disposition that constitutes a Restricted Payment permitted by Section 4.11); provided, that the receipt of any insurance proceeds in connection with any casualty shall not be included within the meaning of "Asset Disposition" except to the extent in excess of $3,000,000 in the aggregate in any fiscal year; provided, however, that to the extent the Company shall have reinvested on the date of any required Excess Proceeds Offer (or certified to the Trustee that it intends to reinvest within 180 days of such Excess Proceeds Offer) any of such excess proceeds in equipment, vehicles or other assets used in the Company's principal lines of business, the resultant Excess Proceeds Offer shall be reduced by the amount so reinvested or to be reinvested.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination of the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bankruptcy Law" means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

                  "Board" or "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock.

                  "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less from the date of acquisition of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $300,000,000 and a Keefe Bank Watch (or successor) Rating of P-1 (or subsequent equivalent rating) or better; (iii) commercial paper with a maturity of 180 days or less from the date of acquisition issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 (or subsequent equivalent rating) by Standard & Poor's Corporation and its successors or at least P-1 (or subsequent equivalent rating) by Moody's Investors Service, Inc. and its successors; and (iv) repurchase agreements and reverse repurchase agreements with terms of more than 30 days relating to obligations of the types described in clause (i) above entered into with a financial institution of the type described in clause (ii) above, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                  "Change of Control" means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (a) any Designated Person or (b) combination of Designated Persons, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a Wholly Owned Subsidiary; or (iv) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

                  "Change of Control Payment Date" has the meaning set forth in
Section 4.15(b)(3).

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the Existing Securities Issue Date, including, without limitation, all series and classes of such common stock.

                  "Company" means Westinghouse Air Brake Company, a Delaware corporation, until a successor replaces it in accordance with Article 5, and thereafter means the successor.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the four most recent fiscal quarters for which the Company has filed financial statements with the SEC pursuant to the requirements of the Exchange Act prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, except that, in making such calculation, Indebtedness Incurred under a revolving credit or similar arrangement to finance seasonal fluctuations in working capital needs shall be computed on the average daily balance of such Indebtedness during such period unless such Indebtedness is projected in the reasonable judgment of senior management of the Company to remain outstanding for a period in excess of 12 months from the date of Incurrence of such Indebtedness, in which case, such Indebtedness will be assumed to have been Incurred on the first day of such coverage period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

                  "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (i) all intercompany items between the Company and any Restricted Subsidiary and between Restricted Subsidiaries and
(ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus (x) to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost (excluding debt issuance cost relating to the Securities), (iii) capitalized interest, (iv) non-cash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations and (ix) interest actually paid by the Company or any of its consolidated Restricted Subsidiaries under any Guarantee of Indebtedness of any Person and minus (y) to the extent included in such total interest expense, any amortization by the Company and its consolidated Restricted Subsidiaries of (i) capitalized interest or (ii) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) the net income of any Restricted Subsidiary to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its Consolidated Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles.

                  "Consolidated Net Tangible Assets" as of any date of determination means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities; (ii) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iv) any revaluation or other write-up in book value of assets subsequent to the Existing Securities Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items (if included in total assets); (vi) treasury stock (if included in total assets); (vii) Unallocated ESOP Shares; and (viii) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Company has filed financial statements with the SEC pursuant to the requirements of the Exchange Act, prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (to the extent otherwise included) (A) any accumulated deficit, (B) any amounts attributable to Disqualified Stock, (C) Unallocated ESOP Shares, (D) treasury stock and (E) any cumulative translation adjustment.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Agreement" means the Credit Agreement dated as of January 31, 1995, as amended and restated as of February 15, 1995, among the Company, the financial institutions named therein, Chemical Bank, as Swingline Lender, Issuing Bank, Administrative Agent and Collateral Agent, Chemical Bank Delaware, as Issuing Bank, The Bank of New York and Credit Suisse, as Co-Administrative Agents, and The Bank of New York, as Documentation Agent, as the same may be amended or modified from time to time, and any agreement evidencing any refunding, replacement, refinancing or renewal, in whole or in part, of the Credit Agreement.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Designated Person" means Incentive AB, a corporation organized under the laws of the Kingdom of Sweden, or any of its subsidiaries, Vestar or Vestar Capital or any of their respective Controlled Affiliates, the ESOP, the Pulse Shareholders and any of their respective Affiliates, the Voting Trust and any person or entity holding a beneficial interest in the Voting Trust or the Capital Stock of the Company held by the Voting Trust on the Existing Securities Issue Date (or, in the case of any such person or entity, their permitted transferees).

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "EBITDA" for any period means Consolidated Net Income plus the following to the extent deducted in calculating such Consolidated Net Income:
(a) all income tax expense of the Company, (b) Consolidated Interest Expense,
(c) depreciation expense, (d) amortization expense and (e) other noncash charges (including any charges resulting from the write-up of inventory) deducted in determining Consolidated Net Income (and not already excluded from the definition of the term "Consolidated Net Income"), in each case for such period.

                  "ESOP" means collectively, the Westinghouse Air Brake Company Employee Stock Ownership Plan effective January 1, 1995 and the Westinghouse Air Brake Company Employee Stock Ownership Trust established effective January 1, 1995 pursuant to the Westinghouse Air Brake Company Employee Stock Ownership Trust Agreement between the Company and U.S. Trust Company of California, N.A., as such plan (the "Plan") and trust (the "Trust") may be amended, modified or supplemented from time to time.

                  "ESOP Loan" means the loan made by the Company to the ESOP in an aggregate principal amount equal to $140,040,000 pursuant to the ESOP Loan Agreement, dated as of January 31, 1995, between the Company and the Trust, as such loan may be amended, modified, extended, renewed, replaced or refinanced from time to time without increase in such aggregate principal amount.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Securities" means the 9-3/8% Senior Notes due 2005, Series B2, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

                  "Existing Securities" means the $100 million aggregate principal amount of the Company's 9-3/8% Senior Notes due 2005 issued pursuant to the Existing Securities Indenture.

                  "Existing Securities Indenture" means the Indenture dated as of June 20, 1995 between the Company and The Bank of New York, as Trustee.

                  "Existing Securities Issue Date" means June 20, 1995.

                  "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction. The Fair Market Value of any asset or assets shall be determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a resolution of such Board of Directors delivered to the Trustee.

                  "Final Maturity Date" means June 15, 2005.

                  "Foreign Subsidiary" means a corporation that is not incorporated under the laws of the United States or any political subdivision thereof and whose business is primarily conducted outside of the United States.

                  "Fully Traded Common Stock" means common stock issued by any corporation whose common stock is listed on either The New York Stock Exchange or The American Stock Exchange or included for trading privileges in the National Market System of the National Association of Securities Dealers Automated Quotation System; provided, however, that (a) either such common stock is freely tradeable under the Securities Act upon issuance or the holder thereof has contractual registration rights that will permit the sale of such common stock pursuant to an effective registration statement not later than nine months after issuance to the Company or one of its Subsidiaries and (b) such common stock is also so listed or included for trading privileges.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as approved by a significant segment of the accounting profession.

                  "Global Securities" means one or more 144A Global Securities, Regulation S Global Securities and IAI Global Securities.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, or take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Holder," "Holder of Securities," "Securityholder" or other similar terms, means the Person in whose name a particular Security shall be registered on the books of the Registrar kept for that purpose in accordance with the terms hereof, and the word "majority," used in connection with the terms "Holder," "Holder of Securities," or other similar terms, shall signify the "majority in principal amount" whether or not so expressed.

                  "IAI Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold to Institutional Accredited Investors.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

                  "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(iv) all obligations of such Person for reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the types referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as Guarantor or otherwise; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property and assets or the amount of the obligation so secured.

                  "Indenture" means this Indenture, as amended from time to time.

                  "Initial Purchaser" means Chase Securities Inc.

                  "Initial Securities" means the 9-3/8% Senior Notes due 2005, Series B1, of the Company.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Payment Date" means each semiannual interest payment date on June 15 and December 15 of each year, commencing June 15, 1999.

                  "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

                  "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.11, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Issue Date" means the original issue date of the Securities, January 12, 1999.

                  "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

                  "Legal Holiday" means Saturday, Sunday or a day on which banking institutions in New York, New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Net Available Cash" from an Asset Disposition means cash payments, Cash Equivalents and Fully Traded Common Stock received therefrom (including any cash payments, Cash Equivalents and Fully Traded Common Stock received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, and in each case net of all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments required to be made to minority interestholders in Subsidiaries or joint ventures as a result of such Asset Disposition.

                  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, Controller, Secretary or any Vice President of the Company or any other obligor upon the Securities.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the Vice Chairman, the President or any Vice President and by the Chief Financial Officer, Treasurer or the Secretary of such Person which shall comply with applicable provisions of Sections 10.4 and 10.5 hereof.

                  "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

                  "Opinion of Counsel" means an opinion in writing signed by legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or to the Trustee.

                  "Paying Agent" has the meaning set forth in Section 2.3.

                  "Permitted Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and, in the case of investments in excess of $100,000 in any one bank or trust company, which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Corporation, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc.

                  "Permitted Liens" means, with respect to any Person, (a) Liens existing on the date of this Indenture, including Liens securing borrowings up to the amount of the commitments under the Credit Agreement on the Existing Securities Issue Date and other obligations under or expressly permitted by the Credit Agreement; (b) Liens subsequently created, whether under the Credit Agreement or otherwise; provided that such Liens, together with any Liens under clause (a) that secure Indebtedness under the Credit Agreement, do not secure Indebtedness with a principal amount that is greater than the amount of the commitments under the Credit Agreement on the Existing Securities Issue Date except to the extent such Liens are permitted under any of clauses (c) through
(t) of this definition of Permitted Liens; (c) Liens securing borrowings of up to $60 million permitted pursuant to Section 4.9(b)(vi); (d) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (e) Liens securing Purchase Money Indebtedness; (f) additional Liens for any purpose of up to 15% of the Company's Consolidated Net Tangible Assets; (g) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (h) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (i) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (j) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit (and reimbursement obligations thereunder) do not constitute Indebtedness; (k) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (l) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more that 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(m) Liens on inventory and receivables and the products and proceeds thereof;
(n) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that any such Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries; (o) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person (other than an Unrestricted Subsidiary); (p) Liens Incurred by another Person on assets that are the subject of a Capital Lease Obligation to which such Person or a Subsidiary of such Person is a party; provided, however, that any such Lien may not secure Indebtedness of such Person or any of its Restricted Subsidiaries (except by virtue of clause (vii) of the definition of "Indebtedness") and may not extend to any other property owned by such Person or any Subsidiary of such Person; (q) Liens securing Interest Rate Protection Agreements so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing the Interest Rate Protection Agreement; (r) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (a), (c), (l) and (n); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the Refinancing of such Indebtedness);
(s) Liens Incurred in connection with any Sale/Leaseback Transaction permitted pursuant to Section 4.17 securing borrowings of up to $10 million; and (t) Liens with respect to any Indebtedness Incurred by any Restricted Subsidiary pursuant to clause (7) of Section 4.10; provided that such Lien shall only be a "Permitted Lien" so long as such Indebtedness requires a restriction on distributions referred to under Section 4.12(iv)(7).

                  "Person" means an individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

                  "Physical Securities" means one or more certificated Securities in registered form.

                  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Private Exchange Securities" has the meaning provided in
Section 1 of the Registration Rights Agreement.

                  "Private Placement Legend" means the legend initially set forth on the Initial Securities in the form set forth on Exhibit A hereto.

                  "Pulse Shareholders" means, collectively, Emilio A. Fernandez, Jr., Emilio A. Fernandez, Jr., as custodian for Eric A. Fernandez, Ofelia B. Fernandez, Emily A. Fernandez, Angel P. Bezos, Rayssa C. Bezos, as custodian for Michelle R. Bezos, Jennifer A. Bezos, David R. Bezos, Jose M. Llosa and Ronald
L. Woltz.

                  "Purchase Agreement" means the Purchase Agreement dated as of January 7, 1999, by and among the Company and the Initial Purchaser.

                  "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, including borrowings, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred to finance the acquisition or construction by any Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided, further, however, that the principal amount of such Indebtedness does not exceed the lesser of 85% of the cost or 85% of the fair market value of the asset being financed (such fair market value as determined in good faith by the Board of Directors, as evidenced by a resolution).

                  "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

                  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

                  "Redemption Price" means the amount payable for the redemption or repurchase of any Security on the Redemption Date, and shall always include interest accrued and unpaid to the Redemption Date, unless otherwise specifically provided.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the date of the Existing Securities Indenture or Incurred in compliance with this Indenture; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted

Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary and (iv) such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the extent that the Indebtedness to be Refinanced is subordinated in right of payment to the Securities.

                  "Registrar" has the meaning set forth in Section 2.3.

                  "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of January 12, 1999, by and among the Company and the Initial Purchaser.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Security" means the Regulation S Temporary Global Security and the Regulation S Permanent Global Security.

                  "Regulation S Permanent Global Security" means a permanent global security in registered form representing the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

                  "Regulation S Temporary Global Security" means a temporary global security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S.

                  "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date of the Existing Securities Indenture.

                  "Responsible Officer," when used with respect to the Trustee, shall mean any officer in the corporate trust department of the Trustee or any officer of the Trustee customarily performing functions similar to those performed by any officer in the corporate trust department of the Trustee with respect to a particular corporate matter or any other officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock(other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or rights to acquire its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of any Restricted Subsidiary held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Wholly Owned Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) any principal payment on, or purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Indebtedness (other than the purchase, repurchase or other acquisition of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than (x) a Permitted Investment or (y) any Investment made to acquire a Restricted Subsidiary).

                  "Restricted Period" means the "distribution compliance period" applicable to the Company described in Regulation S.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Global Security" means a permanent global security in registered form representing the outstanding principal amount of Securities sold in reliance on Rule 144A.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and leases it back from such Person, other than leases for a term of not more than 12 months or between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" shall have the meaning set forth in the recitals of this Indenture and more particularly shall mean any Securities issued under this Indenture and means, collectively, the Initial Securities, the Private Exchange Securities and the Unrestricted Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" means (i) Indebtedness of the Company, whether outstanding on the date of the Existing Securities Indenture or thereafter Incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is expressly subordinate in right of payment to any other Indebtedness or other obligation of the Company or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Existing Securities Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA, except as provided in
Section 9.3 hereof; provided, however, that in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" and "TIA" mean, to the extent required by such amendment, the Trust Indenture Act as so amended.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions hereof, and thereafter means such successor serving hereunder.

                  "Unallocated ESOP Shares" means shares of Common Stock of the Company which are held by the ESOP but have not yet been allocated to participants' accounts.

                  "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Securities and any Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.11. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.9(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Vestar" means Vestar WABCO Investors, L.P., a Delaware limited partnership.

                  "Vestar Capital" means Vestar Capital Partners, Inc., a Delaware corporation.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Voting Trust" shall mean the RAC Voting Trust, established pursuant to the RAC Voting Trust/Disposition Agreement, dated as of January 9, 1990, as amended as of February 28, 1990, March 9, 1990 and amended pursuant to that certain Amended WABCO Voting Trust/Disposition Agreement dated as of January 31, 1995, by and between the individuals named therein and the voting trustees (as such agreement may be further amended or modified from time to time).

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

                  Section 1.2. Other Definitions.


                                                        Defined in
                               Term                      Section
                               ----                      -------
        "Affiliate Transaction".........................  4.14(a)
        "covenant defeasance"...........................  8.1(c)
        "Custodian".....................................  6.1
        "Excess Net Available Cash".....................  4.13(a)
        "Excess Proceeds"...............................  4.13(a)
        "Excess Proceeds Offer".........................  4.13(a)
        "Excess Proceeds Payment".......................  4.13(a)
        "Excess Proceeds Payment Date"..................  4.13(c)
        "Event of Default"..............................  6.1
        "legal defeasance"..............................  8.1(b)
        "Paying Agent"..................................  2.3
        "Registrar".....................................  2.3
        "Successor Company".............................  5.1

                  Section 1.3. Incorporation by Reference of Trust Indenture
Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Securities means the Company, any other obligor upon the Securities or any successor obligor upon the Securities.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meaning so assigned to them.

                  In addition, for purposes of Sections 311(b)(4) and 311(b)(6) of the TIA, the following terms shall have the following meanings:

                  "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers acceptances and payable upon demand.

                  "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                  Section 1.4. Rules of Construction.

                  Unless the context otherwise requires:

                   (1) a term has the meaning assigned to it;

                   (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                   (3) "or" is not exclusive;

                   (4) "including" means including without limitation;

                   (5) words in the singular include the plural, and in the plural include the singular;

                   (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

                   (7) provisions apply to successive events and transactions.


                                    ARTICLE 2
                                 THE SECURITIES

                  Section 2.1. Form and Dating.

                  The Initial Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

                  Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Temporary Global Securities, each substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Securities issued in exchange for interests in a Global Security pursuant to Section 2.17 may be issued in the form of Physical Securities in substantially the form set forth in Exhibit A hereto.

                  The Restricted Period for the Regulation S Temporary Global Security shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository, together with copies of certificates from the Euroclear System and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security or an IAI Global Security) and (ii) receipt of an Opinion of Counsel. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in the Regulation S Permanent Global Security. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by participants through Euroclear or Cedel Bank.

                  Section 2.2. Execution and Authentication.

                  Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibits A and B hereto.

                  The Trustee shall from time to time authenticate Securities for original issue in an aggregate principal amount not to exceed $1.00 upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of the Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $1.00 except as provided in Section 2.7.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate. The Company agrees to compensate any authenticating agent for its services hereunder.

                  Section 2.3. Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency including the office or agency maintained by the Company pursuant to Section 4.2 where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  Section 2.4. Paying Agent to Hold Money in Trust.

                  The Company (or any other obligor upon the Securities) shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any Default by the Company (or any other obligor upon the Securities) in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company (or any other obligor upon the Securities) at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee of all money that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for the money. If the Company, a Subsidiary or any other obligor upon the Securities acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

                  Section 2.5. Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company (or any other obligor upon the Securities) shall furnish to the Trustee at least seven Business Days before each interest payment date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA Section 312(a).

                  Section 2.6. Transfer and Exchange.

                  The Securities will be issued in fully registered form and will be transferable only upon the surrender of the Securities being transferred for registration of transfer. Where Securities are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges in compliance with this Indenture, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request.

                  The Company shall not be required (i) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange of a Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between the record date and the next succeeding interest payment date.

                  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to
Section 2.10, 3.6 or 9.5 hereof).

                  Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

                  Section 2.7. Replacement Securities.

                  If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company and entitled to the benefit of this Indenture.

                  Section 2.8. Outstanding Securities.

                  The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  A Security does not cease to be outstanding because the Company or an Affiliate holds the Security, except as otherwise provided in
Section 2.9 hereof.

                  Section 2.9. Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or a Subsidiary thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

                  Section 2.10. Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

                  Section 2.11. Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation. All cancelled Securities held by the Trustee shall be returned promptly to the Company.

                  Section 2.12. Defaulted Interest.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date, in each case at the rate provided in the Securities. The Company shall, with the consent of the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Securityholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  Section 2.13. Persons Deemed Owners.

                  Prior to due presentment of a Security for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Security shall be registered upon the register of Securities kept by the Registrar as the absolute owner of such Security (whether or not such

Security shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar and any Registrar) for the purpose of receiving payments of principal of or interest on such Security and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

                  Section 2.14. CUSIP Numbers.

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  Section 2.15. Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the securities as Physical Securities, or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Physical Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act as stated in an Opinion of Counsel.

                  (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  Section 2.16. Registration of Transfers and Exchanges.

                  (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a written request:

                  (i) to register the transfer of the Physical Securities; or

                  (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                 (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the discretion of the Company or the Trustee, by the following additional information and documents, as applicable:

                  (A) if such Physical Security is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                  (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                  (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee letter of representation (substantially in the form of Exhibit E hereto) and, at the option of the Company or the Trustee, an Opinion of Counsel reasonably satisfactory to the Company or the Trustee, as the case may be, to the effect that such transfer is in compliance with the Securities Act; or

                  (D) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor certificate for Regulation S transfer substantially in the form of Exhibit F hereto and, at the option of the Company or the Trustee, an Opinion of Counsel reasonably satisfactory to the Company or the Trustee, as the case may be, to the effect that such transfer is in compliance with the Securities Act; or

                  (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company or the Trustee, an Opinion of Counsel reasonably satisfactory to the Company or the Trustee, as the case may be, to the effect that such transfer is in compliance with the Securities Act; or

                  (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company or the Trustee, an Opinion of Counsel reasonably acceptable to the Company or the Trustee, as the case may be, to the effect that such transfer is in compliance with the Securities Act.

                  (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                  (A) certification, substantially in the form of Exhibit D hereto, that such Physical Security is being transferred (I) to a QIB,
         (II) to an Institutional Accredited Investor or (III) in an offshore transaction in reliance on Regulation S and, with respect to (II) and
         (III), at the option of the Company or the Trustee, an Opinion of Counsel reasonably acceptable to the Company or the Trustee, as the case may be, to the effect that such transfer is in compliance with the Securities Act; and

                  (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no 144A Global Security, IAI Global Security or Regulation S Global Security, as the case may be, is then outstanding, the Company shall, unless either of the events in the proviso to
Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.2, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred. Private Exchange Securities, as such, may not be exchanged for a beneficial interest in a Global Security.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a 144A Global Security, an IAI Global Security or a Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be obtained is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall reflect on its books and records (and the applicable Global Security) the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be obtained is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.2, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                  (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

                   (i) Any Person having a beneficial interest in a Global Security may upon written request exchange such beneficial interest for a Physical Security; provided, however, that prior to the Registration, a transferee that is a QIB or an Institutional Accredited Investor may not exchange a beneficial interest in Global Security for a Physical Security; provided that in no event shall Physical Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act as stated in an Opinion of Counsel. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                  (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company or the Trustee, an Opinion of Counsel reasonably satisfactory to the Company or the Trustee, as the case may be, to the effect that such transfer is in compliance with the Securities Act; or

                  (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company or the Trustee, an Opinion of Counsel reasonably satisfactory to the Company or the Trustee, as the case may be, to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.2, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

                  (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of
(x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Securities (or any predecessor thereto).

                  (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16 or Section
2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                    ARTICLE 3
                                   REDEMPTION

                  Section 3.1. Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to the redemption provisions of Section 3.7 hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

                  The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

                  Any such notice may be cancelled prior to notice being mailed to any Holder pursuant to Section 3.3 hereof and shall thereafter be void and of no effect.

                  Section 3.2. Selection of Securities to Be Redeemed.

                  If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  Section 3.3. Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify (including the CUSIP number, if any) the Securities to be redeemed and shall state:

                   (1) the Redemption Date;

                   (2) the Redemption Price;

                   (3) the name and address of the Paying Agent;

                   (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                   (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                   (6) that, unless the Company defaults in making such redemption payment interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date; and

                   (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  Section 3.4. Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued interest to the Redemption Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  Section 3.5. Deposit of Redemption Price.

                  Prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date, other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  Section 3.6. Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                  Section 3.7. Redemption.

                  Except as provided otherwise below, the Company may not redeem any of the Securities prior to June 15, 2000. At any time on or after June 15, 2000, the Company may, at its option, redeem outstanding Securities, in whole or in part, at a Redemption Price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding paragraph, plus all accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  The Redemption Price as a percentage of principal amount shall be as follows, if the Securities are redeemed during the 12-month period commencing on or after June 15 of the years set forth below:

                 Year                                 Percentage
                 ----                                 ----------
                 2000.................................  104.688
                 2001.................................  102.344
                 2002 and thereafter..................  100.000

                  Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                  In the case of any redemption of Securities or Existing Securities, the Company shall redeem Existing Securities or Securities, as the case may be, on a pro rata basis.

                  Section 3.8. Limitations.

                  The provisions of this Article 3 and of the Securities shall not apply to any private or open market purchase of Securities by the Company, whether or not any Securities so purchased are retired or extinguished.


                                    ARTICLE 4
                                    COVENANTS

                  Subject to the provisions of Section 8.1, so long as Securities are outstanding hereunder, the Company covenants for the benefit of the Securityholders that:

                  Section 4.1. Payment of Principal and Interest.

                  The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and the Registration Rights Agreement. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

                  The Company shall pay interest on overdue principal and premium, if any, at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.12.

                  Section 4.2. Maintenance of Office or Agency for Notices and Demands.

                  The Company will maintain in The City of New York an office or agency where the Securities may be presented for payment, an office or agency where the Securities may be presented for registration of transfer and for exchange as provided in this Indenture and an office or agency where notices and demands to or upon the Company in respect of such Securities or of this Indenture may be served. Until otherwise designated by the Company in a written notice to the Trustee, such office or agency in The City of New York shall be the principal corporate trust office of the Trustee at 101 Barclay Street, New York, New York 10286. If at any time the Company shall fail to maintain any such required office, such presentations and demands may also be made and notices may also be served at the principal corporate trust office of the Trustee which shall be, until further notice to the Company by the Trustee, at 101 Barclay Street, New York, New York 10286.

                  Section 4.3. Insurance Matters.

                  The Company will at all times insure or act as self-insurer, and cause its Subsidiaries to insure or act as self-insurers, to such extent as the Company may determine is prudent and not inconsistent with industry practice.

                  Section 4.4. SEC Reports.

                  Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

                  Section 4.5. Compliance Certificate.

                  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

                  Section 4.6. Corporate Existence.

                  Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such material right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company or the loss thereof is not materially adverse to the Holders of the Securities.

                  Section 4.7. Payment of Taxes and Other Claims.

                  The Company will pay or discharge or cause to be paid or discharged, before any penalty accrues thereon, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  Section 4.8. Appointments to Fill Vacancies in Trustee's
Office.

                  The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

                  Section 4.9. Limitation of Indebtedness.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness unless (i) the Consolidated Coverage Ratio at the date of such Incurrence exceeds 2.5 to 1.0; and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness.

                  (b) Notwithstanding the foregoing paragraph (a), the Company may Incur any or all of the following Indebtedness:

                  (1) Indebtedness Incurred pursuant to the Credit Agreement so long as the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $250 million;

                  (2) Subordinated Indebtedness owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Subordinated Indebtedness (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Subordinated Indebtedness by the Company;

                  (3) the Securities and the Existing Securities;

                  (4) Indebtedness outstanding on the date of the Existing Securities Indenture (other than Indebtedness described in clause (1),
         (2) or (3) above;

                  (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.9(a) or pursuant to clause (3) or (4) above or this clause (5);

                  (6) additional Indebtedness in an aggregate principal amount outstanding at any time not exceeding $60 million Incurred pursuant to the Credit Agreement or any replacement thereof;

                  (7) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company then outstanding (other than Indebtedness permitted by clauses (1) through (6) above) does not exceed $80 million (less the aggregate amount of any Indebtedness Incurred pursuant to clause (6) above); and

                  (8) Indebtedness arising out of Capital Lease Obligations, Purchase Money Indebtedness and Sale/Leaseback Transactions permitted pursuant to Section 4.17 in an aggregate principal amount outstanding at any one time not exceeding $20 million.

                  (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.9(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Indebtedness.

                  Section 4.10. Limitation on Indebtedness and Capital Stock of Restricted Subsidiaries.

                  The Company shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Capital Stock except:

                   (1) Indebtedness or Capital Stock issued to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness or Capital Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Indebtedness or Capital Stock by the issuer thereof;

                   (2) Indebtedness or Capital Stock of a Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Capital Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and Refinancing Indebtedness Incurred in respect thereof; provided, however, that such Refinancing Indebtedness shall only be permitted under this clause (2) to the extent Incurred by the Subsidiary that originally Incurred such Indebtedness;

                   (3) Indebtedness or Capital Stock issued and outstanding on or prior to the date of the Existing Securities Indenture (other than Indebtedness described in clauses (1) or (2) above);

                   (4) Purchase Money Indebtedness; provided, however, that the aggregate amount of Purchase Money Indebtedness outstanding after giving pro forma effect to any Incurrence of Purchase Money Indebtedness may not exceed $30 million unless, after giving effect to the Incurrence of such Purchase Money Indebtedness, the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to
         Section 4.9(a);

                   (5) Indebtedness Incurred by any Restricted Subsidiary that is a Foreign Subsidiary; provided, however, that any such Indebtedness Incurred by such Restricted Subsidiary shall not exceed 20% of the Consolidated Net Tangible Assets of such Restricted Subsidiary;

                   (6) Refinancing Indebtedness Incurred in respect of Indebtedness or Capital Stock referred to in clauses (3) or (4) above or this clause (6); and

                   (7) Indebtedness Incurred by any Restricted Subsidiary that is a Foreign Subsidiary for the purpose of acquiring a Restricted Subsidiary that is a Foreign Subsidiary; provided, the principal amount of such Indebtedness may not exceed the purchase price for such Subsidiary; provided, further, that after giving effect to the Incurrence of such Indebtedness, the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.9(a).

                  Section 4.11. Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom); or

                  (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.9(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Existing Securities Issue Date would exceed the sum of:

                              (A) 50% of the Consolidated Net Income accrued
                  during the period (treated as one accounting period) from April 1, 1995 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); and

                              (B) the aggregate Net Cash Proceeds received by
                  the Company from the issuance or sale of its Capital Stock (excluding Disqualified Stock and including Capital Stock issued upon conversions of convertible debt or upon exercise of options or warrants) subsequent to the Existing Securities Issue Date (excluding an issuance or sale to the Subsidiary of the Company and excluding an issuance or sale to the ESOP).

                  (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                  (i) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.11; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (ii) the Company and its Restricted Subsidiaries from making loans or advancements to, or investments in, any Joint Venture in an aggregate amount not exceeding $15 million plus the lesser of (I) any amounts received as repayment of any such loan, advancement or investment and (II) the initial amount thereof;

                  (iii) the declaration of payment of dividends on Common Stock of the Company following a public offering of its Common Stock of up to 6% per annum of the Net Cash Proceeds received by the Company in such public offering;

                  (iv) the Company and its Restricted Subsidiaries from making any contribution to the ESOP or refinancing the ESOP Loan;

                  (v) any purchase or redemption of Capital Stock or Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or the ESOP); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and
         (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.11(a)(3)(B);

                  (vi) any purchase or redemption of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.9; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                  (vii) loans and advances to employees of the Company or any of its Restricted Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount outstanding at any one time not to exceed $5 million;

                  (viii) the redemption of up to 4,000,000 shares of Common Stock from Scandinavian Holdings, B.V. on or prior to April 30, 1997 at an aggregate purchase price that, together with Restricted Payments otherwise permitted under paragraph (a) above, would not exceed $44,000,000; provided, however, that Restricted Payments made pursuant to this clause (viii) shall be included in the calculation of Restricted Payments for all purposes under Section 4.11(a)(3); and

                  (ix) up to an aggregate amount of $2,000,000 of additional Restricted Payments from and after March 21, 1997 until such time as the Company has the authority under Section 4.11(a) to make such Restricted Payments; provided, however, that Restricted Payments made pursuant to this clause (ix) shall be included in the calculation of Restricted Payments for all purposes under Section 4.11(a).

                  For purposes of performing the calculation specified in
Section 4.11(a)(3), amounts paid in respect of clauses (i) and (iii) of this
Section 4.11(b) shall be counted as Restricted Payments and amounts paid in respect of clauses (ii), (iv) and (v) of this Section 4.11(b) shall not be counted as Restricted Payments. Any sale or transfer of property by an Unrestricted Subsidiary to the Company or a Restricted Subsidiary with the intention of taking back a lease of that property will be considered a loan to that Unrestricted Subsidiary for this purpose.

                  Section 4.12. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary,
(ii) make any loans or advances to the Company or any Restricted Subsidiary,
(iii) transfer any of its property or assets to the Company or any Restricted Subsidiary or (iv) make payments in respect of any Indebtedness owed to the Company or any Restricted Subsidiary, except:

                   (1) any such encumbrance or restriction pursuant to an agreement in effect at or entered into on the Existing Securities Issue Date;

                   (2) any such encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                   (3) any such encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 4.12 or contained in any amendment to an agreement referred to in clause (1) or
         (2) above; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than any such encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

                   (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                   (5) in the case of clause (iii) above, encumbrances and restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                   (6) any such encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                   (7) any such encumbrance or restriction with respect to any Restricted Subsidiary that is a Foreign Subsidiary pursuant to an agreement relating to Indebtedness permitted to be Incurred pursuant to
         Section 4.10(7); and

                   (8) restrictions imposed by applicable law.

                  Section 4.13. Limitation on Sales of Assets.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value thereof;
(ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, consists of cash or Cash Equivalents or Fully Traded Common Stock; provided, however, that the amount of any Senior Indebtedness of the Company or such Restricted Subsidiary that is assumed by the transferee in any such transaction shall be deemed to be cash for purposes of this Section 4.13(a) and (iii) the Net Available Cash received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Disposition is applied in accordance with the following paragraphs.

                  In the event and to the extent that the Company makes one or more Asset Dispositions on or after the Existing Securities Issue Date in any period of 12 consecutive months with respect to assets the Fair Market Value of which exceeds $20 million as of the beginning of such 12-month period, then the Company shall (i) within 365 days after the date the Net Available Cash so received from such Asset Dispositions exceeds $230 million (such excess being referred to as "Excess Net Available Cash") and to the extent the Company elects (or is required by the terms of any Indebtedness) (A) apply an amount equal to such Excess Net Available Cash to repay Senior Indebtedness or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets and (ii) apply such Excess Net Available Cash (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this Section
4.13. The amount of such Excess Net Available Cash required to be applied during the applicable period and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $5 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Securities, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

                  If any Excess Net Available Cash is used to repay either Securities or Existing Securities, the Company will make an offer to repurchase Existing Securities or Securities, as the case may be, on a pro rata basis.

                  (b) In the event of the transfer of substantially all (but not all) the property and assets of the Company as an entirety to a Person in a transaction permitted under Section 5.1, the Successor Company shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this Section 4.13, and shall comply with the provisions of this
Section 4.13 with respect to such deemed sale as if it were an Asset Disposition and the Successor Company shall be deemed to have received Net Available Cash in an amount equal to the fair market value (as determined in good faith by the Board of Directors) of the properties and assets not so transferred or sold.

                  (c) The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating:

                  (i) that the Excess Proceeds Offer is being made pursuant to this Section 4.13 and that all Securities validly tendered will be accepted for payment on a pro rata basis;

                  (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 40 days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

                  (iii) that any Security not tendered will continue to accrue interest as provided in this Indenture;

                  (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                  (v) that Holders electing to have a Security purchased pursuant to the Excess Proceeds Offer will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                  (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

                  On or prior to the date notice is mailed to the Trustee and each Holder, the Company shall furnish the Trustee with an Officers' Certificate stating the amount of the Excess Proceeds Payment.

                  (d) On the Excess Proceeds Payment Date, the Company shall:

                  (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer;

                  (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and

                  (iii) deliver, or cause to be delivered, to the Trustee, Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company.

                  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however, that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

                  The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 4.13, the Trustee shall act as the Paying Agent.

                  (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under this Section 4.13 and the Company is required to repurchase Securities as described above. To the extent that the provisions of any applicable laws or regulations conflict with the provisions of this Section 4.13, the Company shall comply with the applicable laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

                  Section 4.14. Limitation on Affiliate Transactions.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof are no less favorable to the Company or any Restricted Subsidiary than those which could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate.

                  In addition, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Affiliate transaction unless: (i) with respect to such Affiliate Transaction involving the aggregate value, remuneration or other consideration of more than $1 million but less than or equal to $5 million, the Company has obtained approval of a majority of the Board of Directors of the Company (including a majority of the disinterested directors); (ii) with respect to such Affiliate Transaction involving the aggregate value, remuneration or other consideration of more than $5 million, the Company has delivered to the Trustee an opinion of a nationally recognized investment banking firm to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; (iii) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors; (iv) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors; (v) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries; and (vi) any transaction entered into by the Company or any Restricted Subsidiary with the Plan.

                  Section 4.15. Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.15(b).

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

                  (4) the instructions determined by the Company, consistent with this Section 4.15, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) The Company shall comply, to the extent applicable, with the requirement of Section 14(e) of the Exchange Act and any other applicable laws or regulations in connection with the purchase of Securities pursuant to this Section 4.15. To the extent that the provisions of any applicable laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

                  Section 4.16. Limitation on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Existing Securities Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

                  Section 4.17. Limitation on Sale/Leaseback Transactions.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to create a Lien on such property without equally and ratably securing the Securities pursuant to Section 4.16 or (ii) the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such property and the Company or such Restricted Subsidiary shall apply or cause to be applied an amount in cash equal to the net proceeds of such sale to the retirement, within 30 days of the effective date of such Sale/Leaseback Transaction, of Senior Indebtedness of the Company (including the Securities) or Indebtedness or Preferred Stock of a Restricted Subsidiary.

                  Section 4.18. Further Instruments and Acts.

                  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE 5
                                SUCCESSOR COMPANY

                  Section 5.1. When Company May Merge or Transfer Assets.

                  The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                   (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                   (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing;

                   (3) immediately after giving effect to such transaction, the Consolidated Coverage Ratio of the Successor Company is at least 1:1; provided, however, that, if the Consolidated Coverage Ratio of the Company before giving effect to such transaction is within a range set forth in column (A) below, then the Consolidated Coverage Ratio of the Successor Company shall be at least equal to the lesser of (1) the ratio determined by multiplying the relevant percentage set forth in column (B) below by the Consolidated Coverage Ratio prior to such transaction and (2) the relevant ratio set forth in column (C) below:

                                (A)                        (B)       (C)
                 1.11:1     to       1.99:1...........     90%     1.50:1
                 2.00:1     to       2.99:1...........     80%     2.10:1
                 3.00:1     to       3.99:1...........     70%     2.40:1
                 4.00:1     or greater................     60%     2.50:1;

                  and

                   (4) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction.

                  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

                  Section 5.2. Successor Corporation Substituted.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

                  Section 6.1. Events of Default.

                  An "Event of Default" occurs if:

                   (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                   (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, or (ii) fails to purchase Securities when required pursuant to this Indenture or the Securities;

                   (3) the Company fails to comply with Section 4.15 or 5.1;

                   (4) the Company fails to perform or observe any of the covenants, conditions or agreements on the part of the Company in this Indenture (other than a covenant, condition or agreement a Default in whose performance or whose breach is elsewhere in this Section 6.1 specifically dealt with) or in the Securities, and such failure continues for 30 days after the notice specified below;

                   (5) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 (or its foreign currency equivalent) with respect to any individual Indebtedness or, together with all Indebtedness unpaid or accelerated, aggregates $10 million (or its foreign currency equivalent);

                   (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                       (A) commences a voluntary case;

                       (B) consents to the entry of an order for relief
                   against it in an involuntary case;

                       (C) consents to the appointment of a Custodian of
                   it or for any substantial part of its property; or

                       (D) makes a general assignment for the benefit of
                   its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                   (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (A) is for relief against the Company or any
                   Restricted Subsidiary in an involuntary case;

                       (B) appoints a Custodian of the Company or any
                   Restricted Subsidiary or for any substantial part of its property; or

                       (C) orders the winding up or liquidation of the
                   Company or any Restricted Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                   (8) any judgment or decree for the payment of money in excess of $5,000,000 (or its foreign currency equivalent) (to the extent not covered by insurance) with respect to any individual judgment or decree or aggregating $10 million (or its foreign currency equivalent) is entered against the Company or any Restricted Subsidiary and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (3) of this Section is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default. Such Notice must specify the Default and state that such notice is a "Notice of Default."

                  A Default under clause (4) of this Section is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such Notice is a "Notice of Default."

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4) of this Section, its status and what action the Company is taking or proposes to take with respect thereto.

                  Section 6.2. Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 6.1(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the Securities by notice to the Company, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(6) or (7) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  Section 6.3. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  Section 6.4. Waiver of Past Defaults.

                  The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  Section 6.5. Control by Majority.

                  The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  Section 6.6. Limitation on Suits.

                  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                   (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                   (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                   (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                   (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                   (5) the Holders of a majority in principal amount of the Securities do not give the trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  Section 6.7. Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on those Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.8. Collection Suit by Trustee.

                  If an Event of Default in payment of interest or principal specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

                  Section 6.9. Trustee May File Proofs of Claim.

                  The trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  Section 6.10. Priorities.

                  If the Trustee collects any money or property pursuant to this
Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

                  Section 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Securities.

                  Section 6.12. Waiver of Stay or Extension Laws.

                  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7
                                     TRUSTEE

                  Section 7.1. Duties of Trustee.

                   (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                   (2) Except during the continuance of an Event of Default:

                  (a) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                   (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (a) This paragraph does not limit the effect of paragraph (2) of this Section.

                  (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                   (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this Section.

                   (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

                   (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  Section 7.2. Rights of Trustee.

                   (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                   (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel (to be confirmed in writing) or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                   (3) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                   (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                   (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  Section 7.3. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

                  Section 7.4. Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

                  Section 7.5. Notice of Defaults.

                  If a Default occurs and is continuing, the Trustee shall mail to Securityholders a notice of the Default, if known to the Trustee, within 90 days after it occurs. In the absence of notice to the contrary, the Trustee shall be entitled to assume that such obligations are outstanding. Except in the case of a Default in payment on any Security (including the failure to make a mandatory redemption pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

                  Section 7.6. Reports by Trustee to Holders.

                  Within 60 days after each December 15, beginning with the December 15 following the date of this Indenture, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a), if such a report is required pursuant to TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  Commencing if and when this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company or any other obligor upon the Securities shall promptly notify the Trustee when the Securities are listed on any stock exchange.

                  Section 7.7. Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing from time to time by the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel. The obligations of the Company under this Section 7.7 to compensate and indemnify the Trustee and its agents and to reimburse the Trustee for its reasonable expenses shall survive the termination of the Company's obligations hereunder and the satisfaction and discharge of this Indenture.

                  The Company shall indemnify the Trustee, its employees, officers, directors and agents, and any predecessor trustee against any and all losses, liabilities, damages, claims, or expenses, including taxes (other than taxes based on the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Compensation, reimbursement and indemnification to the Trustee under this
Section is not subordinated to Senior Indebtedness.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) or (7) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  Section 7.8. Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Securities shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 10 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Securityholder who has been a Securityholder for at least six months fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 thereof shall continue for the benefit of the retiring Trustee.

                  Section 7.9. Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 7.10. Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Securities or any Affiliate of such obligor shall serve as trustee upon the Securities.


                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee is subject to TIA Section 310(b) regarding disqualification of a trustee upon acquiring any conflicting interest.

                  Section 7.11. Preferential Collection of Claims Against
Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

                  Section 8.1. Legal Defeasance and Covenant Defeasance of the Securities.

                  (a) The Company may, at its option by Board resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

                  (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.3

                  (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article 5 and in Sections 4.3 through 4.17 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1(3) or 6.1(4), nor shall any event referred to in Section 6.1(5) or 6.1(8) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities;

                   (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, cash or U.S. Government Obligations maturing as to principal and interest at such times, or a combination thereof, in such amounts as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

                   (2) (i) No Event of Default shall have occurred or be continuing on the date of such deposit, and (ii) no Default or Event of Default under Section 6.1(6) or 6.1(7) shall occur on or before the 123rd day after the date of such deposit;

                   (3) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company is a party or by which it or its property is bound;

                   (4) In the case of a legal defeasance under paragraph (b) above, the Company has delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and, in the case of a covenant defeasance under paragraph (c) above, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                   (5) The Holders shall have a perfected security interest under applicable law in the case or U.S. Government Obligations deposited pursuant to Section 8.1(d)(1) above;

                   (6) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

                   (7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.1 have been complied with; provided, however, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company or any Subsidiary Guarantor under the Securities or this Indenture prior to 123 days following any such deposit.

                  In connection with the issuance of debt securities the proceeds of which will be used to redeem all the Securities then outstanding, none of Sections 4.9, 4.11 and 4.16 shall be violated by the issuance of such debt securities to the extent the Company complies with all of the provisions of this Section 8.1(d) other than Section 8.1(d)(2)(ii). The Company and the Trustee shall use best efforts to ensure that the deposit referred to in Section 8.1(d)(1) does not result in the Company, the Trustee or the trust becoming or being deemed an investment company under the Investment Company Act of 1940. In the event that such deposit does result in the Company, the Trustee or the trust becoming or being deemed an investment company, the Company shall bear all related expenses of registration and reporting under the Investment Company Act of 1940 for the duration of the trust.

                  Section 8.2. Termination of Obligations upon Cancellation of the Securities.

                  In addition to the Company's rights under Section 8.1, the Company may terminate all of its obligations under this Indenture (subject to Section 8.3) when:

                   (a) (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; (2) the Company has paid or caused to be paid all other sums payable hereunder and under the Securities by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate, stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with; or

                   (b) (1) the Securities not previously delivered to the Trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee upon delivery of notice; (2) the Company will have irrevocably deposited with the Trustee, as trust funds, cash, in an amount sufficient to pay principal of and interest on the outstanding Securities, to maturity or redemption, as the case may be; (3) such deposit will not result in a breach or violation of or constitute a default under, any agreement or instrument pursuant to which the Company or any Subsidiary is a party or by which it or its property is bound; and (4) and the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions related to such defeasance have been complied with.

                  Section 8.3. Survival of Certain Obligations.

                  Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.1 or 8.2, the respective obligations of the Company, and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.14, 3.7, 4.2, 6.7, 7.7, 7.8, 8.5, 8.6 and 8.7 and shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.7, 8.5 and 8.6 shall survive. Nothing contained in this Article 8 shall abrogate any of the obligations or duties of the Trustee under this Indenture.

                  Section 8.4. Acknowledgment of Discharge by Trustee.

                  Subject to Section 8.7, after (i) the conditions of Section
8.1 or 8.2 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.3.

                  Section 8.5. Application of Trust Assets.

                  The Trustee shall hold any cash or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1 or 8.2. as the case may be. The Trustee shall apply the deposited cash or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.1 or 8.2, as the case may be, to the payment of principal of, premium, if any, and interest on the Securities. The cash or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.1 or 8.2, as the case may be, shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all holders entitled thereto.

                  Section 8.6. Repayment to the Company; Unclaimed Money.

                  Upon termination of the trust established pursuant to Section
8.1 or 8.2, as the case may be, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess cash or U.S. Government Obligations held by them. Additionally, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company forthwith. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

                  The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the cash or U.S. Government Obligations held by them for the payment of principal of, premium, if any, or interest on the Securities that remain unclaimed for two years after the date on which such payment shall have become due. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

                  Section 8.7. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.1 or 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.1 or 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such cash or U.S. Government Obligations in accordance with Section
8.1 or 8.2, as the case may be; provided that if the Company makes any payment of principal of, premium, if any, or interest on an Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.


                                    ARTICLE 9
                                   Amendments

                  Section 9.1. Without Consent of Holders.

                  The Company and the Trustee may amend or enter into an indenture or indentures supplemental hereto without the consent of any
Securityholder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to comply with Section 5.2;

                  (3) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA as then in effect;

                  (4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (5) to make any change that does not materially adversely affect the legal rights hereunder of any Securityholder;

                  (6) to secure the Securities and to make intercreditor arrangements with respect to any such Security, unless the incurrence of such obligations or the security thereof is prohibited by this Indenture;

                  (7) to evidence or to provide for a replacement Trustee under
         Section 7.8; or

                  (8) to add to the covenants and agreements of the Company for the benefit of the Holders and to surrender any right or power herein conferred on the Company.

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such amendment or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amendment or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustees shall not be obligated to enter into such amendment or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                  Section 9.2. With Consent of Holders.

                  The Company and the Trustee may amend or enter into an indenture or indentures supplemental hereto with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities. The Holders of a majority in principal amount of the Securities then outstanding may, or the Trustee with the written consent of the holders of at least a majority in principal amount of the then outstanding Securities may, waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such amendment or supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amendment or supplemental indenture unless such amendment or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplemental indenture or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a copy of such amendment, supplemental indenture or waiver and a notice briefly describing the amendment, supplemental indenture or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

                  Notwithstanding the first paragraph of this Section 9.2, without the consent of each Securityholder affected, an amendment, supplemental indenture or waiver under this Section shall not:

                  (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplemental indenture or waiver of any provision of this Indenture or the Securities;

                  (2) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

                  (3) reduce the principal of, any installment of interest on or any premium with respect to any Security, change the Stated Maturity of any Security or change the periods during which Securities may be redeemed in accordance with any provision of this Indenture or the Securities;

                  (4) make any Security payable in currency other than that stated in the Security;

                  (5) make any change in the amendment and waiver provisions contained in this Article 9; or

                  (6) waive a Default or an Event of Default in the payment of principal of or interest on (including default interest), or redemption payment with respect to, any Security, except as provided in Section
         6.1 hereof as in effect on the date hereof.

                  Section 9.3. Compliance with Trust Indenture Act.

                  Every amendment to or waiver of this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

                  Section 9.4. Revocation and Effect of Consents.

                  Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplemental indenture or waiver becomes effective. An amendment, supplemental indenture or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplemental indenture or waiver. If a record date is fixed, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplemental indenture or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  Section 9.5. Notation on or Exchange of Securities.

                  The Trustee may place an appropriate notation about an amendment, supplemental indenture or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplemental indenture or waiver.

                  Section 9.6. Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 10
                                  MISCELLANEOUS

                  Section 10.1. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the imposed duties shall control.

                  Section 10.2. Notices.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company:

                           Westinghouse Air Brake Company
                           1001 Air Brake Avenue
                           Wilmerding, Pennsylvania  15148
                           Attention:  Robert Brooks

                           Telephone No.:   (412) 825-1315
                           Telecopier No.:  (412) 825-1156


                  With a copy to:

                           Reed Smith Shaw & McClay
                           435 Sixth Avenue
                           Pittsburgh, Pennsylvania  15219

                           Attention:  David L. DeNinno, Esq.

                           Telephone No.:   (412) 288-3214
                           Telecopier No.:  (412) 288-3218

                  If to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, New York  10286
                           Attention:  Corporate Trust Administration

                           Telephone No.:   (212) 815-2588
                           Telecopier No.:  (212) 815-5915


                  The Company, any other obligor upon the Securities or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopies; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company (or any other obligor upon the Securities) mails a notice or communication to Securityholders, it shall mail a copy to the Trustee at the same time.

                  Section 10.3. Communication by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  Section 10.4. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company (or any other obligor upon the Securities) to the Trustee to take any action under this Indenture, the Company (or such other obligor) shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 10.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) An Opinion of Counsel (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

                  Section 10.5. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  Section 10.6. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 10.7. No Recourse Against Others.

                  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any security, or because of any indebtedness evidenced thereby, shall be had against any stockholder, officer or director, as such, of the Company or any successor, under any rule of law, statute or institutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

                  Section 10.8. GOVERNING LAW.

                  THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

                  Section 10.9. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 10.10. Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

                  Section 10.11. Severability.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 10.12. Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  Section 10.13. Variable Provisions.

                  The Company initially appoints the Trustee as Paying Agent and Registrar.

                  Section 10.14. Provisions of Indenture for the Sole Benefit of Parties and Securityholders.

                  Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

                  Section 10.15. Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of January 12, 1999.


                                       WESTINGHOUSE AIR BRAKE COMPANY



                                       By:  /s/ Robert J. Brooks
                                            --------------------------------
                                                Title: Vice-President



Attest:



By:
    -------------------------                       (SEAL)
    Title:



                                       THE BANK OF NEW YORK, as Trustee



                                       By:  /s/  Iliana Acevedo
                                            --------------------------------
                                                 Name: Iliana Acevedo
                                                 Title:  Assistant Treasurer

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of January 12, 1999.


                                       WESTINGHOUSE AIR BRAKE COMPANY



                                       By:  /s/  Alvaro Garcia-Tunon
                                            --------------------------------
                                                 Title:  Vice President -
                                                 Corporate Planning



Attest:



By:
    --------------------------                        (SEAL)
       Title:



                                       THE BANK OF NEW YORK, as Trustee



                                       By:  /s/  Iliana Acevedo
                                                 ---------------------------
                                                 Name: Iliana Acevedo
                                                 Title:  Assistant Treasurer

                                                                       EXHIBIT A



                          [FORM OF SERIES B1 SECURITY]


                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                          [FORM OF SERIES B1 SECURITY]


                                                                       $
                                                             CUSIP No. _________


                     9-3/8% Senior Note Due 2005, Series B1

                  WESTINGHOUSE AIR BRAKE COMPANY, a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of _____ Dollars on June 15, 2005.

                  Interest Payment Dates: June 15 and December 15.

                  Record Dates: June 1 and December 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:
                                       WESTINGHOUSE AIR BRAKE COMPANY



                                       By:
                                           --------------------------
                                           Title: President


                                           --------------------------
                                           Title: Secretary

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK
  as Trustee, certifies
  that this is one of the
  Securities referred to
  in the Indenture.

Dated:


By:
    ---------------------------
    Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]


                         9-3/8% Note Due 2005, Series B1


1.       Interest

                  WESTINGHOUSE AIR BRAKE COMPANY, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 12, 1999. Interest will be computed on the basis of a 360-day year of twelve-30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of January 12, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-7bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $75,000,000 aggregate principal amount subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the sale or transfer of assets and Subsidiary stock, the Incurrence of Liens by the Company and certain of its subsidiaries, Sale/Leaseback transactions and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.       Optional Redemption

                  Except as set forth in this paragraph 5, the Company may not redeem any of the Securities prior to June 15, 2000. At any time on or after June 15, 2000, the Company may, at its option, redeem outstanding Securities, in whole or in part, at a Redemption Price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding paragraph, plus all accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

                  The Redemption Price as a percentage of principal amount shall be as follows, if the Securities are redeemed during the 12-month period commencing on or after June 15 of the years set forth below:

                                 Year                    Percentage
                                 ----                    ----------
              2000...................................      104.688
              2001...................................      102.344
              2002 and thereafter....................      100.000

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent or before the redemption date and certain other conditions are satisfied, on and after such redemption date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Offer to Purchase

                  If the Company consummates any Asset Disposition, the Company may be required, subject to the terms and conditions of the Indenture, to utilize a certain portion of the proceeds received from such Asset Disposition to offer to repurchase Securities at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. No service charge shall be made for any such registration of transfer or exchange, but the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the next succeeding interest payment date.

10.      Persons Deemed Owners

                  The registered holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after the date on which such payment became due, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease, and Holders entitled to the money must look only to the Company for payment.

12.      Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article 5 of the Indenture, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the Act, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make any change that does not materially adversely affect the legal rights of any Securityholder, or to secure the Securities, or to provide for a replacement Trustee, or to add additional covenants and agreements of the Company for the benefit of the Securityholders or to surrender rights and powers reserved to the Company in the Indenture.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company to perform or observe any of the covenants, conditions or agreements on the part of the Company in the Indenture, in all cases subject to notice and in certain cases subject to lapse of time; (iv) certain accelerations (including failure to pay within any grace period after finial maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $5,000,000 (or its foreign currency equivalent) with respect to any individual indebtedness or, together with all Indebtedness unpaid or accelerated, aggregates $10 million (or its foreign currency equivalent); (v) certain events of bankruptcy or insolvency with respect to the Company; and (vi) certain judgments or decrees for the payment of money in excess of $5,000,000 (or its foreign currency equivalent) with respect to any individual judgment or decree or aggregating $10 million (or its foreign currency equivalent) are entered against the Company or any Restricted Subsidiary and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed. If an Event of Default (other than an Event of Default relating to certain events of bankruptcy or insolvency with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

15.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledges of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT(=tenants by the entirety), JT TEN (=joint tenants with rights of survivorships and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the indenture which has in it the text of this Security in larger type. Requests may be made to:
Westinghouse Air Brake Company, 1000 Air Brake Avenue, Wilmerding, Pennsylvania 15148, Attention of Chief Financial Officer.

20.      Registration Rights

                  Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 9-3/8% Senior Subordinated Note due 2005, Series B2, of the Company (an "Unrestricted Security") which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Security. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

21.      Governing Law

                  The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York without regard to the application of principles of conflicts of laws. Each of the parties hereto and thereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture and this Security.

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Security on the
books of the Company.  The agent may substitute another to act for him.



--------------------------------------------------------------------------------

Date:                                       Your
      ------------------------              Signature:
                                                       -------------------------


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                      OPTION OF HOLDER TO ELECT REPURCHASE


                  If you want to elect to have this Security repurchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.13 [      ]
Section 4.15 [      ]

                  If you want to elect to have only part of this Security repurchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, state the amount: $_____________



Dated:                                 Signed:
       ------------------------                --------------------------------
                                               (Signed exactly as name appears
                                               on the other side of this
                                               Security)

                                                                       EXHIBIT B



                          [FORM OF SERIES B2 SECURITY]

                                                                       $
                                                             CUSIP No. _________


                     9-3/8% Senior Note Due 2005, Series B2

                  WESTINGHOUSE AIR BRAKE COMPANY, a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of _____ Dollars on June 15, 2005.

                  Interest Payment Dates: June 15 and December 15.

                  Record Dates: June 1 and December 1.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                       WESTINGHOUSE AIR BRAKE COMPANY


                                       By:
                                           ----------------------------------
                                           Title: President



                                           ----------------------------------
                                           Title: Secretary

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK
  as Trustee, certifies
  that this is one of the
  Securities referred to
  in the Indenture.

Dated:


By:
    ---------------------------
    Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]


                     9-3/8% Senior Note Due 2005, Series B2


1.       Interest

                  WESTINGHOUSE AIR BRAKE COMPANY, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 12, 1999. Interest will be computed on the basis of a 360-day year of twelve-30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of January 12, 1999 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-7bbbb) as in effect on the date of the Indenture

(the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $75,000,000 aggregate principal amount subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the sale or transfer of assets and Subsidiary stock, the Incurrence of Liens by the Company and certain of its subsidiaries, Sale/Leaseback transactions and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.       Optional Redemption

                  Except as set forth in this paragraph 5, the Company may not redeem any of the Securities prior to June 15, 2000. At any time on or after June 15, 2000, the Company may, at its option, redeem outstanding Securities, in whole or in part, at a Redemption Price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding paragraph, plus all accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

                  The Redemption Price as a percentage of principal amount shall be as follows, if the Securities are redeemed during the 12-month period commencing on or after June 15 of the years set forth below:

                                Year                            Percentage
                                ----                            ----------
              2000...................................            104.688
              2001...................................            102.344
              2002 and thereafter....................            100.000

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent or before the redemption date and certain other conditions are satisfied, on and after such redemption date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Offer to Purchase

                  If the Company consummates any Asset Disposition, the Company may be required, subject to the terms and conditions of the Indenture, to utilize a certain portion of the proceeds received from such Asset Disposition to offer to repurchase Securities at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. No service charge shall be made for any such registration of transfer or exchange, but the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the next succeeding interest payment date.

10.      Persons Deemed Owners

                  The registered holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after the date on which such payment became due, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease, and Holders entitled to the money must look only to the Company for payment.

12.      Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article 5 of the Indenture, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the Act, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make any change that does not materially adversely affect the legal rights of any Securityholder, or to secure the Securities, or to provide for a replacement Trustee, or to add additional covenants and agreements of the Company for the benefit of the Securityholders or to surrender rights and powers reserved to the Company in the Indenture.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company to perform or observe any of the covenants, conditions or agreements on the part of the Company in the Indenture, in all cases subject to notice and in certain cases subject to lapse of time; (iv) certain accelerations (including failure to pay within any grace period after finial maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $5,000,000 (or its foreign currency equivalent) with respect to any individual indebtedness or, together with all Indebtedness unpaid or accelerated, aggregates $10 million (or its foreign currency equivalent); (v) certain events of bankruptcy or insolvency with respect to the Company; and (vi) certain judgments or decrees for the payment of money in excess of $5,000,000 (or its foreign currency equivalent) with respect to any individual judgment or decree or aggregating $10 million (or its foreign currency equivalent) are entered against the Company or any Restricted Subsidiary and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed. If an Event of Default (other than an Event of Default relating to certain events of bankruptcy or insolvency with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

15.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledges of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT(=tenants by the entirety), JT TEN (=joint tenants with rights of survivorships and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the indenture which has in it the text of this Security in larger type. Requests may be made to:
Westinghouse Air Brake Company, 1000 Air Brake Avenue, Wilmerding, Pennsylvania 15148, Attention of Chief Financial Officer.

20.      Governing Law

                  The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York without regard to the application of principles of conflicts of laws. Each of the parties hereto and thereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture and this Security.

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Security on the
books of the Company.  The agent may substitute another to act for him.



--------------------------------------------------------------------------------
Date:
      -----------------------               Your
                                            Signature:
                                                       -------------------------



--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                      OPTION OF HOLDER TO ELECT REPURCHASE


                  If you want to elect to have this Security repurchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.13 [      ]
Section 4.15 [      ]

                  If you want to elect to have only part of this Security repurchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, state the amount: $_____________


Dated:                                      Signed:
      -------------------------                     ----------------------------
                                                    (Signed exactly as name
                                                    appears on the other side
                                                    of this Security)

                                                                       EXHIBIT C



                      FORM OF LEGEND FOR GLOBAL SECURITIES


                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D



                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES


         Re: 9-3/8% Senior Notes due 2005 (the "Securities") of Westinghouse Air Brake Company

                  This Certificate relates to $_______ principal amount of Securities held in the form of* [ ] a beneficial interest in a Global Security or* [ ] Physical Securities by ______ (the "Transferor").

The Transferor:*

         [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         [ ] has requested that the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

             In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Securities does not require Registration under the Securities Act of 1933, as amended (the "Act"), because:*

         [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture); or

         [ ] such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A; or

         [ ] such Security is being transferred to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act) which delivers a certificate to the Trustee in the form of Exhibit E to the Indenture; or

         [ ] such Security is being transferred in reliance on Rule 144 under the Act; or

         [ ] such Security is being transferred in reliance on and in compliance with an exemption from the Registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor." An Opinion of Counsel to the effect that such transfer does not require Registration under the Securities Act accompanies this certification.

                                            --------------------------------
                                            [INSERT NAME OF TRANSFEROR]



                                            By:
                                                ----------------------------
                                                [Authorized Signatory]



Date:
      ---------------------------------


      *Check applicable box.

                                                                       EXHIBIT E



                   FORM OF TRANSFEREE LETTER OF REPRESENTATION


WESTINGHOUSE AIR BRAKE COMPANY
c/o THE BANK OF NEW YORK
101 Barclay Street,
Floor 21 West New York, New York 10286

Ladies and Gentlemen:

                  This certificate is delivered to request a transfer of $________ principal amount of the 9-3/8% Senior Notes due 2005 (the "Securities") of WESTINGHOUSE AIR BRAKE COMPANY (the "Company"). Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

                  Name:________________________________________
                  Address: ____________________________________
                  Taxpayer ID Number: _________________________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration



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

statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.


Dated:  _________________                   TRANSFEREE: ________________________



                                            By: ________________________________



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


                                                                       EXHIBIT F



                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers


                                                           ---------------, ----


WESTINGHOUSE AIR BRAKE COMPANY
c/o THE BANK OF NEW YORK
101 Barclay Street,
Floor 21 West
New York, New York 10286


         Re:      WESTINGHOUSE AIR BRAKE COMPANY
                  (the "Company") 9-3/8% Senior
                  Notes due 2005 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $_________________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.


                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                            Very truly yours,

                                            [Name of Transferor]



                                            By:
                                                -----------------------------
                                                [Authorized Signatory]



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